AMENDMENT TO WARRANT ISSUANCE AGREEMENT

This AMENDMENT TO WARRANT ISSUANCE AGREEMENT (this “Amendment”), dated as of September 18, 2007 is entered into by and between MegaWest Energy Corp. (the “Company”) and Endurance Energy Consulting Ltd. (“Holder”) and amends the Warrant Issuance Agreement dated December 20, 2006 between the Company and Holder (the “Warrant Agreement”). Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

WHEREAS, the parties to the Warrant Agreement desire to amend the Warrant Agreement to extend the expiration date of the Warrants.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Expiration Date. Section 3.8 of the Warrant Agreement is hereby deleted and replaced with the following:

“The Warrants shall expire on the close of business on January 2, 2009 (the “Expiration Date”) and shall be void thereafter.”

2.

Miscellaneous. This Amendment shall be governed in all respects by the laws of the Province of British Columbia. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement. Except as amended hereby, the Warrant Agreement shall remain in full force and effect; provided, in the event of any inconsistency between this Amendment and the Warrant Agreement, the provisions of this Amendment shall prevail.

     IN WITNESS WHEREOF, the Company and Holder have signed this Amendment or caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

MEGAWEST ENERGY CORP.

Per:	/s/ George Stapleton, II
Authorized Signatory

ENDURANCE ENERGY CONSULTING LTD.

Per:	/s/ signed
Authorized Signatory